GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                             5697 RISING SUN AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19120





                                            As of September 30, 1998

Mr. David Tobin
5930 N.W. 96th Drive
Parkland, Florida 33076


         Re:      Employment Agreement

Dear David:

         This letter, effective upon your execution and its return, shall set forth our complete agreement in connection with the modification (the "Amendment") to the Employment Agreement between you and Global Telecommunication Solutions, Inc. (the "Company"), dated as of February 29, 1996, as amended by agreement dated November 10, 1997 (the "Employment Agreement") and to the other matters set forth herein. This letter agreement, when countersigned by you, amends the Employment Agreement.

1. Section 1 of the Employment Agreement is hereby deleted. Executive acknowledges and agrees that effective September 30, 1998, Executive shall no longer serve as Executive Vice President of Business Affairs and General Counsel of the Company. Executive agrees to use his best efforts to ensure an orderly transition and to provide the Company with assistance in those projects that Executive is managing as of September 30, 1998.

2.       Section 2.1 of the Employment  Agreement is amended to read as follows:
         "As of October 1, 1998, the Company shall pay to Executive a base salary ("Salary") of $87,500 per annum through the Employment Term (as such term is defined in Section 3.1 below). Executive's salary shall be paid in equal, periodic installments in accordance with the Company's normal payroll procedures and shall be subject to withholding taxes and other normal payroll deductions."

3. Executive and the Company acknowledge and agree that all Options granted to date shall remain exercisable until December 31, 2001.

4. Section 2.4 of the Employment Agreement shall be amended to read as follows: "Executive shall be entitled to continue to receive such health insurance and other benefits and perquisites no less favorable than such as are afforded to any other senior executive of the Company through the Employment Term; provided, however, in the event Executive becomes employed after the date of this Amendment and, as a result of such employment, Executive is eligible to participate in his new employer's group health insurance plan, the Company's obligation to provide health insurance hereunder shall terminate as of the date



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Mr. David Tobin
As of September 30, 1998
Page 2




         Executive is so eligible."

5. Section 2.7 has been added to the Employment Agreement to read as follows: "The Company shall reimburse Executive $4,500 for typical moving expenses within 30 days of the date of the Agreement."

6.       Section 3.4 of the Employment Agreement is hereby deleted.

7.       Section 3.5 of the Employment Agreement is hereby deleted.

8.       Before,  during and  after the  Employment  Term,  you shall assist the
         Company as necessary in its defense or prosecution of litigation currently existing or commenced in the future arising out of matters transacted while you were employed by the Company and you shall, subject to your employment or business obligations, make yourself reasonably available for information requests and consultation regarding business affairs and transactions of the Company occurring or commenced during your employment by the Company. No additional compensation shall be payable to you for any such assistance, information or consultation; provided, however, the Company shall pay any reasonable out of pocket costs to be incurred by you in fulfilling your obligations under this Paragraph 8.

9. In the event of a Change in Control, Executive shall be entitled to receive all payments set forth in Section 2.1, as amended herein, of the Employment Agreement, in a single lump sum payment within seven (7) days of such Change in Control.

10. In the event the Company raises a significant amount of capital in connection with the sale of its securities or the assumption of debt, then the Company, at the Chairman's reasonable discretion, may choose to pay all payments set forth in Section 2.1, as amended herein, in a single lump sum payment within 30 days after the closing of such transaction.

         In executing this letter, you affirm that (i) you are competent and that you understand and accept the nature, terms and scope of this letter and the agreements contained herein, (ii) this letter constitutes your valid, binding and enforceable obligation, enforceable in accordance with its terms, (iii) this letter states the entire agreement between you and the Company and that any other agreements which may have existed between you and the Company (except the Employment Agreement, as amended and as modified herein) are superseded by this letter and are no longer effective, (iv) you acknowledge that by signing your name below you have read, understand and accept each of the terms of this letter, and that you have had sufficient opportunity to review it, to consult with an attorney or other advisor, and that you are entering into it freely and knowingly.




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Mr. David Tobin
As of September 30, 1998
Page 3



         If this letter accurately sets forth our understanding and agreement with respect to amending the Employment Agreement and other matters set forth herein, please indicate by signing in the space provided below and returning this letter agreement to me.


                                Very truly yours,


                                Global Telecommunication Solutions, Inc.


                                   /s/ Randy Cherkas
                                By:______________________________
                                     Randy Cherkas
                                     President



Accepted and agreed to this 30th day of September, 1998:


/s/ David S. Tobin
---------------------------
David S. Tobin


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